Exhibit 99.1

News Release	Source: Think Partnership Inc.

Think Partnership Announces Key
Staff Additions and Changes

CLEARWATER, Fla. — (BUSINESS WIRE)—July 5, 2006—Think Partnership Inc., (the “Company”) (AMEX:THK - News) today announced that Internet technology and operations innovator Stan Antonuk has joined the Company as its Chief Operating Officer, responsible for all THK, subsidiary, and division operations. In addition, current Litmus Media subsidiary CEO John Linden will become THK’s Chief Technology Officer, and current THK Chief Operating Officer George Douaire has been appointed president of THK’s Consumer Services Division to revive its profitability and growth and lead it through its proposed sale under a previously announced Letter of Intent.

Stan Antonuk comes to Think Partnership from InterActive Corporation, run by CEO Barry Diller, where Antonuk was part of the leadership team that launched the successful e-commerce site, HSN.com, which is now one of InterActive Corporation’s leading e-commerce properties and accounts for the fastest growing 26% of HSN’s multi-billion dollar electronic retailing business.

In addition to overseeing technology and operations for HSN.com, Antonuk also oversaw technology for HSN’s Advanced Services business. During the seven years at InterActive, he led numerous, large-scale initiatives including major site redesign efforts and the integration of ecommerce businesses into the core business of HSN. He was also responsible for developing a virtual supplier network allowing HSN.com to easily integrate and perform business with third party vendors and distributors. Prior to InterActive, Antonuk spent 10 years serving in a variety of leadership positions in engineering, marketing, and technology for National Grid, an electric and gas power company in Upstate, NY. He received a B.S. degree in Electrical and Computer Engineering from Clarkson University in Potsdam, N.Y. and an MBA from Le Moyne College in Syracuse, NY.

Stan Antonuk stated, “I’m excited to join Scott Mitchell, for whom I worked at InterActive, as he continues to develop Think Partnership as a leading interactive business. Scott and I were at the forefront of the development of great successes at InterActive and I now look forward to working alongside him at THK in what I believe will be another great success story. I am committed to helping position the Company to become an Internet leader in interactive advertising and marketing and adding significant value to its shareholder base.”

Think Partnership CEO and President Scott P. Mitchell stated, “Stan is known for being a strong operator and an expert in scaling business models to greater heights. He was my key partner when we began HSN.com and after I left, I have watched him over the years continue the phenomenal growth. When I became CEO of Think Partnership, I knew Stan had to be a part of my management team and so I reached out to him immediately. It is hard to contain my enthusiasm for Stan’s capabilities and for the talents he brings to us.”

John Linden has been Litmus Media’s Chief Executive Officer since early 2005 where he built click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries, as well as developing our successful ValidClick search distribution network and our coupon and product comparison distribution systems. Prior to Litmus

Media, he was the Executive Vice President of Marketing for Positive Networks, Inc., a leader in managed VPN services. He has also served as Chief Technology Officer for Adknowledge and Virtumundo, Inc., and co-invented several industry leading Internet marketing technologies. Linden started his Internet career in 1996 as the Founder and CEO of Planet Alumni, Inc. which was acquired by Reunion.com. Prior to that, he was a Software Design Engineer at Microsoft on the Visual Studio team.

John Linden stated, “THK has such an incredible opportunity to leverage our technology assets and create a truly unique, high-return, multi-channel advertising platform. I look forward to integrating the assets we have acquired, such as ValidClick, Primary Ads, BabytoBee.com, and Kowabunga, as well as developing new products that will achieve the highest possible ROI for our advertising clients.”

Think Partnership’s Mitchell stated, “John is the obvious choice to lead our company-wide technology initiatives as we continue to integrate and leverage our technology assets and capabilities. He has been a pioneer in a number of successful Internet companies and is the key technologist behind the innovative products at Litmus Media, including ValidClick and Second Bite. His long and successful career in creating and managing new technologies is important as we create, manage, and maximize the synergistic opportunities among all the Think Partnership companies. John is respected by our company presidents who strongly believe he will prove valuable at helping THK grow and face new challenges with exciting and innovative technology solutions.”

George Douaire has served as Think Partnership’s Chief Operating Officer since August of 2005. He previously served as General Manager of Internet Marketing for the Eastman Kodak Company, where he was responsible for a broad range of Web based business initiatives, including facilitating relationships with other key portals and internet service delivery devices, marketing of Kodak products and services via the Internet, and the company’s website at www.kodak.com. Prior to that, he was Senior Vice President of Interactive Marketing Services at Peapod Interactive Marketing Services, where he was responsible for communications, promotion and research capabilities for consumer packaged goods manufacturers. Douaire began his career at the Tribune Company in 1984 and served in a number of business units, as well as the corporate staff, prior to being named Manager of Marketing Development. In that capacity, he developed and executed marketing strategies and investments for the Tribune Company, which was a strategic investor in Peapod. He holds a BA degree from Fairfield University in Fairfield, Conn., and an MBA from the Loyola University Graduate School of Business in Chicago.

George Douaire stated, “I am honored that Scott Mitchell has asked me to lead this important organization. I am looking forward to continuing the growth that has already been established with the incredibly talented entrepreneurs within the Consumer Services Group and I am also very confident in the path that Scott has set for Think Partnership.”

“George will work with our Consumer Services group of online dating and education properties and continue to develop those operations to help make them more productive and profitable than they are today, as we continue our plans to spin off this division to a buyer previously announced in a Letter of Intent. He has expressed a willingness to stay with that group if the transaction is completed. The proposed purchaser would like George to serve as the new company’s CEO if such a situation is agreeable to Think Partnership. Whether or not the transaction is completed, the ongoing profitability and growth of this division is very important to our Company and I have the utmost confidence that George is the right person for the job.” Mitchell added.

Think Partnership Inc. is based in Clearwater, Florida and provides online and off-line marketing,

advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents. See www.thinkpartnership.com for more information.

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s Current Report on Form 8-K filed on June 7, 2006. The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements.

Contact:
   For Think Partnership Inc.:
Xavier Hermosillo, 310-832-2999
Sr. Vice President for Corporate Communications
   and Investor Relations
Xavier@thinkpartnership.com